EXHIBIT 10(c)

AMENDMENT NO. 4

(FEBRUARY 26, 2004)

TO

OPPENEIMER HOLDINGS INC.

1996 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED

AS AT MAY 17, 1999

Effective February 26, 2004, the Oppenheimer Holdings Inc. 1996 Equity Incentive Plan (Amended and Restated as at May 17, 1999) be further amended by increasing the number of Class A Shares which may be issued pursuant to Awards granted under the Plan and awards or options granted under other Plans of the Company by 800,000 Class A Shares.

The foregoing amendment was approved by the Board of Directors of the Corporation on February 26, 2004 and confirmed by the holders of Class B voting shares of the Corporation at the Annual and Special Meeting of Shareholders of the Corporation held on May 17, 2004.

[signed: A.W. Oughtred]

A.Winn Oughtred, Secretary

Oppenheimer Holdings Inc.